SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 February 19, 1999


                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



  Delaware                         0-29666                        14-1801465
------------------------------------------------------------------------------
(State or other           (Commission File Number)              (IRS Employer
 jurisdiction of                                                Identification
 incorporation)                                                  Number)



            52 North Main Street, Gloversville, New York 12078-3084
------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 725-6331




                                       N/A
------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On February 19, 1999, John D. Shepherd, a shareholder of the Company, filed a complaint against the Company and Richard D. Ruby, its Chairman of the Board, in the United States District Court for the Northern District of New York. The action is entitled John D. Shepherd v. Adirondack Financial Services Bancorp, Inc., and Richard D. Ruby, as Chairman of the Board of Directors of Adirondack Financial Services Bancorp, Inc., C.A. No. 99-CV-0241.

         In his complaint, Mr. Shepherd alleged that he had properly nominated Leslie M. Apple and Henry J. McDonald as candidates for election as directors of the Company and that the Company improperly refused to honor such nominations and to include such nominations in its proxy statement for its Annual Meeting of Stockholders held on March 4, 1999. The Company believes that Mr. Shepherd's purported nominations were not made in accordance with the Company's bylaws and that disclosure of such purported nominations in the Company's proxy statement is not required by the federal securities laws.

         On March 1, 1999, a hearing was held on the Plaintiff's request for a preliminary injunction against the Company's use of its proxy statement in connection with the March 4, 1999 stockholder meeting. At that hearing, the court declined to issue a preliminary injunction indicating that the Plaintiff had not shown irreparable harm or a substantial likelihood of success on the merits. As of the date hereof, the case remains pending.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                          ADIRONDACK FINANCIAL SERVICES
                                  BANCORP, INC.



Date:   March 15, 1999              By:   /s/ Lewis E. Kolar
       --------------------------        --------------------
                                         Lewis E. Kolar
                                         President and Chief Executive Officer



                                        3